CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated March 22, 2013, relating to the financial statements and financial highlights, which appear in the January 31, 2013 Annual Reports to Shareholders of Columbia Income Builder Fund, Columbia Capital Allocation Aggressive Portfolio (formerly known as Columbia Portfolio Builder Aggressive Fund), Columbia Capital Allocation Moderate Portfolio (formerly known as Columbia Portfolio Builder Moderate Fund), and Columbia Capital Allocation Conservative Portfolio (formerly known as Columbia Portfolio Builder Conservative Portfolio) (four of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 29, 2013